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              UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND

                      SPECIAL MEETING OF LIMITED PARTNERS
                        MEETING DATE:  JANUARY 23, 1997

                          IMMEDIATE ATTENTION REQUIRED


Dear Limited Partner:

We have not yet received your vote for the Special Meeting of Limited Partners scheduled to be held on January 23, 1997. Previously, the Partnership sent to you a notice of the meeting, a proxy statement describing the matters to be considered at the meeting and a proxy card to enable you to vote your units as you wish. The Partnership's records indicate that YOU HAVE NOT RETURNED YOUR PROXY CARD voting your units of the Partnership.

YOUR VOTE IS VERY IMPORTANT! In order to hold the meeting as scheduled and for your units to be represented, we need to receive your vote on or before Thursday January 23, 1997. For your convenience, we have established two methods by which to register your vote:

1.   BY FAX, send your executed proxy to us at 1-800-733-1885, anytime.

                                       OR

2. BY MAIL, simply return your executed proxy in the enclosed self-addressed stamped envelope.

If the Partnership does not receive sufficient votes prior to the meeting date, the Partnership will have to make additional efforts to obtain a quorum and the meeting may have to be postponed and rescheduled. Both measures are expensive and the Partnership would like to avoid those costs.

Please take a moment to vote now so the meeting can be held as scheduled.


SHAREHOLDER COMMUNICATIONS CORPORATION